UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

 March 12, 2008

Date of Report (Date of earliest event reported)

 Commission File Number: 000-28915

Sonoran Energy, Inc.

(Exact name of registrant as specified in its charter)

 Washington, United States

(State or other jurisdiction of incorporation or organization)

13-4093341

(I.R.S. Employer ID Number)

14180 Dallas Parkway, Ste 400, Dallas, TX 75254

(Address of principal executive offices) (Zip code)

214-389-3480

      (Issuer's telephone number)

N/A

(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities

On March 12, 2008, Sonoran Energy, Inc. (the "Company") completed a private placement of equity in the aggregate amount of $3,000,000.  Pursuant to the terms of the offering, the Company sold 3,000,000 units (consisting of one share of Series A Preferred Stock and one warrant to purchase nine shares of Series A Preferred Stock at an exercise price of $1.00 per share with an exercise period of five years) for a unit price of $1 per unit, for a total of $3,000,000.  Each share of the Series A Preferred is convertible into 20 shares of common stock.  A portion of the funds were used to conduct an orderly suspension of the Louisiana work over program.  The remaining funds will used to initiate a work over of up to 14 wells in the KWB Field in Central Texas. The shares and units were sold under the auspices of Regulation S as sales to non-U.S. persons and Rule 506 of Regulation D.

Item 9.01    Financial Statements and Exhibits

The following documents are filed herewith as exhibits:

    Exhibit 4.25 - Form of Series A Convertible Preferred Stock Designation

    Exhibit 4.26 - Form of Warrant to Purchase Shares of Preferred Stock of Sonoran Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2008

SONORAN ENERGY, INC.

/s/ Peter Rosenthal

Peter Rosenthal

President and Chief Executive Officer